Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-153647 and 333-175479 on Form S-8 and Nos. 333-189650 and 333-197388 on Form F-3 of our reports dated April 23, 2015, relating to the consolidated financial statements and financial statement schedule of ReneSola Ltd and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2014.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 23, 2015